PRESS RELEASE FOR
                              TRADE/BUSINESS MEDIA



                           FOR:     SHAW INDUSTRIES, INC.
                                    DALTON, GA  30722-2128

                           FROM:    SHAW INDUSTRIES, INC.
                                    P.O. DRAWER 2128
                                    DALTON, GA  30722-2128
                                    TELEPHONE (706) 275-3126
                                    FAX (706) 275-3735
                                    CONTACT:  JULIUS SHAW


                                    FOR IMMEDIATE RELEASE


DALTON, GEORGIA, January 29, 1998, Shaw Industries, Inc. (NYSE) today announced that it intends to commence a "Dutch Auction" tender offer for up to 8,000,000 shares of its common stock, representing approximately 6.1% of its currently outstanding shares. Under terms of the offer, the Company will invite shareholders to tender their shares at prices specified by the tendering shareholders within an expected range of $11.00 to $14.00 per share.

The tender offer is expected to begin February 6, 1998, or as soon as possible thereafter, and will expire at 5:00 p.m. New York City time, twenty business days thereafter, unless extended by the Company.

Based upon the number of shares tendered and the prices specified by the tendering shareholders, Shaw Industries will select a single per-share purchase price within the expected price range to be paid for shares which have been tendered at or below the selected price. If the offer is over-subscribed, shares will be purchased first from shareholders owning fewer than 100 shares and tendering all of such shares at or below the purchase price determined by the Company and then from all other shares tendered at or below such purchase price on a pro rata basis. The Company reserves the right to purchase more than 8,000,000 shares. The tender offer will not be conditioned on any minimum number of shares being tendered.

The Board of Directors of Shaw Industries is not making any recommendation to shareholders as to whether they should tender any shares pursuant to the offer. Merrill Lynch will act as dealer-manager.

Shaw Industries' Board of Directors declared a cash dividend of seven and one-half cents ($.075) per share for the first quarter of 1998. The dividend is payable on February 27, 1998, to shareholders of record at February 16, 1998. The Board of Directors advised that no further dividends would be paid this fiscal year.

R.E. Shaw, Chairman and C.E.O., said, "After thorough consideration, the Board has determined that the Company currently can do a better job of delivering value to our shareholders through stock repurchases rather than through dividends."

The Company also reported unaudited results for the three and twelve month periods ended January 3, 1998.

Sales for the quarter increased 6.0% to $928,892,000, up from $875,981,000 during the same period last year. Net earnings before store closing costs and reduction in the value of assets in the United Kingdom were $10,762,000, or $.08 per share. Net earnings before restructuring costs for the same period last year were $21,501,000, or $.16 per share.

During the quarter, the Company recorded store closing costs of $36,349,000 ($22,817,000 after income taxes, or $.17 per share) related to the closing of approximately 100 of its residential retail stores. In addition, the Company wrote down the carrying value of the assets of Carpets International, PLC by $47,952,000 ($20,300,000 net of income taxes, or $.15 per share) as the result of the previously announced agreement to sell the wholly owned U.K. subsidiary. After recording these costs, the Company had a net loss for the quarter of $32,355,000, or $.24 per share. Net earnings per share data is the same on both a basic and diluted basis.

Sales for the twelve months increased 11.7% to $3,575,774,000, up from $3,201,554,000 last year. Net earnings before store closing costs and reduction in the value of assets in the United Kingdom for the twelve months were $72,076,000, or $.54 per share, compared to net earnings before nonrecurring charges and restructuring costs of $84,714,000, or $.62 share, for the same period last year. After recording the store closing costs of $22,817,000, and the reduction of assets in the United Kingdom of $20,300,000, the Company had net earnings of $28,959,000 for the twelve months, or $.22 per share, compared to $34,023,000, or $.25 per share, for the same period last year. Net earnings per share data is the same on both a basic and diluted basis.

The following chart describes the effect of the store closing costs of $22,817,000, net of income taxes, and the reduction of U.K. assets of $20,300,000, net of income taxes, on the results of the fourth quarter of 1997 compared to 1996:



                                   4th Qtr. 1997            4th Qtr. 1996
                                  Earnings (Loss)    EPS   Earnings (Loss)   EPS

Net earnings before
  other charges ................   $ 10,762,000    $ .08   $ 21,501,000   $ .16
Store closing costs,
  net of income taxes ..........    (22,817,000)    (.17)          --        --
Reduction in U.K. assets,
  net of income taxes ..........    (20,300,000)    (.15)          --        --
Restructuring costs,
  net of income taxes ..........           --         --    (24,172,000)   (.18)
                                   ---------------------------------------------
Net (Loss) .....................   $(32,355,000)   $(.24)  $ (2,671,000)  $(.02)
                                   =============================================





The following chart describes the effect of the store closing costs of $22,817,000, net of income taxes, and the reduction of U.K. assets of $20,300,000, net of income taxes, on the results of the twelve months of 1997 compared to 1996:

                                     12 Months              12 Months
                                   Ended 1/3/98           Ended 12/28/96
                                  Earnings (Loss)   EPS   Earnings (Loss)    EPS

Net earnings before
  other charges ................   $ 72,076,000    $ .54   $ 84,714,000   $ .62
Store closing costs,
  net of income taxes ..........    (22,817,000)    (.17)         --         --
Reduction of U.K. assets,
  net of income taxes ..........    (20,300,000)    (.15)         --         --
Nonrecurring charges,
  net of income taxes -
  Adoption of SFAS 121 .........           --         --    (26,519,000)   (.19)
Restructuring costs,
  net of income taxes ..........           --         --    (24,172,000)   (.18)

                                   ---------------------------------------------
Net earnings ...................   $ 28,959,000    $ .22   $ 34,023,000   $ .25
                                   =============================================


According to R.E. Shaw, Chairman and C.E.O., "At the beginning of the quarter we discussed our plans to improve cash flows and evaluate non performing or under performing assets.

During the quarter, we made several significant decisions that should improve the company's profitability and cash flow in the future. In December, we announced the closing of approximately 100 retail stores. These redundant and unprofitable stores negatively affected the profitability of our Company last year. With these stores closed, we expect our retail profitability to improve in 1998.

In January 1998, we announced an agreement in principle to sell Carpets International PLC (the Company's wholly-owned U.K. subsidiary) to Cravey, Green & Wahlen, an Atlanta venture capital firm. This transaction will allow us to improve our liquidity.

During the quarter, sales increased 6% to $929 million. We were relatively pleased with our sales level, and we feel that we maintained, or slightly grew our market share. We were, however, disappointed with our earnings. During the quarter, we reached our goal of reducing inventories by approximately $70 million. This inventory reduction affected our profitability more than we expected, as we under utilized our plants, which affected our costs and margins. Furthermore, retail profitability fell short of our expectations. The combination of these two factors resulted in the earnings disappointment we experienced during the quarter. As announced earlier, we have taken steps to improve our retail profitability going forward. Our inventories are now at an acceptable level, and we don't expect any significant inventory reductions in the future."

During the quarter, the Company repurchased approximately 3.8 million shares of stock.

Safe Harbor Statement: Except for historical information contained herein, the matters set forth in this press release are forward-looking statements within the meaning of ss.27A of the Securities Act of 1933, as amended, and are subject to the safe harbor provisions of that Act. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement. These risks and uncertainties, and assumptions concerning the Company's future operations and performance, could prove inaccurate and, therefore, there can be no assurance that the forward-looking statements will prove to be accurate.

Shaw Industries, Inc. with its corporate offices in Dalton, Georgia, manufactures and sells carpeting and rugs throughout the United States, the United Kingdom, Australia and Mexico, and exports to Canada and many other countries. Through its retail stores and commercial dealers, the Company also sells other flooring products and provides installation and other services.

                              SHAW INDUSTRIES, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)



                                                         Three Months Ended
                                                   =============================

                                                    January 3,     December 28,
                                                     1998 (1)         1996
                                                   ------------    ------------

Net sales .....................................  $ 928,892,000   $ 875,981,000

Cost of sales .................................    706,907,000     669,538,000
                                                   ------------    ------------

Gross margin ..................................    221,985,000     206,443,000

Selling, general and administrative expenses ..    193,655,000     168,649,000

Pre-opening expenses, retail operations .......        432,000       8,432,000

Store closing costs ...........................     36,349,000            --

Restructuring costs ...........................           --        19,963,000

Reduction of U.K. assets ......................     47,952,000            --
                                                   ------------    ------------

Operating (loss) income .......................    (56,403,000)      9,399,000

Interest expense, net .........................     15,904,000      12,396,000

Other (income), net ...........................     (1,777,000)     (1,251,000)
                                                   ------------    ------------

(Loss) before income taxes ....................    (70,530,000)     (1,746,000)

(Benefit) provision for income taxes ..........    (36,484,000)      2,442,000
                                                   ------------    ------------

(Loss) before equity in income of joint venture    (34,046,000)     (4,188,000)

Equity in income of joint venture .............      1,691,000       1,517,000
                                                   ------------    ------------

Net (loss) ....................................  $ (32,355,000)  $  (2,671,000)
                                                   ============    ============


Earnings per common share:
   On a basic and diluted basis - .............  $       (0.24)  $       (0.02)
                                                   ============    ============

Weighted average shares:
      Basic ...................................    132,766,761     134,266,754
                                                   ============    ============

      Diluted .................................    133,059,098     134,266,754
                                                   ============    ============


(1) Fourteen weeks.
Note: Certain 1996 amounts have been reclassified to conform to the 1997 presentation.


                              SHAW INDUSTRIES, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)


                                                          Twelve Months Ended
                                                   ================================

                                                      January 3,      December 28,
                                                       1998 (1)           1996
                                                   --------------    --------------

Net sales .....................................  $ 3,575,774,000   $ 3,201,554,000

Cost of sales .................................    2,680,472,000     2,485,068,000
                                                   --------------    --------------

Gross margin ..................................      895,302,000       716,486,000

Selling, general and administrative expenses ..      722,590,000       541,338,000

Pre-opening expenses, retail operations .......        3,953,000        13,595,000

Store closing costs ...........................       36,787,000              --

Restructuring costs ...........................             --          19,963,000

Reduction of U.K. Assets ......................       47,952,000

Nonrecurring charges ..........................             --          29,139,000
                                                   --------------    --------------

Operating income ..............................       84,020,000       112,451,000

Interest expense, net .........................       60,769,000        42,442,000

Other (income) net ............................       (7,032,000)       (3,609,000)
                                                   --------------    --------------

Income before income taxes ....................       30,283,000        73,618,000

Provision for income taxes ....................        5,586,000        43,463,000
                                                   --------------    --------------

Income before equity in income of joint venture       24,697,000        30,155,000

Equity in income of joint venture .............        4,262,000         3,868,000
                                                   --------------    --------------

Net income ....................................  $    28,959,000   $    34,023,000
                                                   ==============    ==============

Earnings per common share:
     On a basic and diluted basis - ...........  $          0.22   $          0.25
                                                   ==============    ==============

Weighted average shares:
      Basic ...................................      133,523,380       135,731,360
                                                   ==============    ==============

      Diluted .................................      133,714,496       135,915,308
                                                   ==============    ==============

(1) Fifty-three weeks.
Note: Certain 1996 amounts have been reclassified to conform to the 1997 presentation.

                              SHAW INDUSTRIES, INC.
                    CONDENSED CONSOLIDATED BALANCE SHEET DATA
                                   (UNAUDITED)


                                                    January 3,      December 28,
                                                       1998             1996
                                                --------------    --------------

ASSETS

Current assets:

     Cash and cash equivalents .............    $   43,571,000    $   49,581,000

     Accounts receivable, net ..............       374,516,000       393,983,000

     Inventories ...........................       530,059,000       556,785,000

     Other current assets ..................       118,267,000        81,056,000
                                                --------------    --------------

          Total current assets .............     1,066,413,000     1,081,405,000

Property, plant and equipment, net .........       624,379,000       655,141,000

Other assets ...............................       276,822,000       247,852,000
                                                --------------    --------------

                                                $1,967,614,000    $1,984,398,000
                                                ==============    ==============


LIABILITIES AND SHAREHOLDERS'  INVESTMENT

Current liabilities:

     Notes payable .........................    $       10,000    $   35,084,000

     Current maturities of long-term debt ..         2,752,000        17,431,000

     Accounts payable and accrued liabilities      322,692,000       358,546,000
                                                --------------    --------------

          Total current liabilities ........       325,454,000       411,061,000

Long-term debt, less current maturities ....       930,424,000       825,280,000

Deferred income taxes and other liabilities         74,202,000        76,346,000
                                                --------------    --------------

          Total liabilities ................     1,330,080,000     1,312,687,000

Total shareholders' investment .............       637,534,000       671,711,000
                                                --------------    --------------

                                                $1,967,614,000    $1,984,398,000
                                                ==============    ==============